PBF Energy 2025 Guidance Information January 2025

Safe Harbor Statements Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the expectations of PBF Energy Inc. and PBF Holding Company LLC (including their subsidiaries, collectively, the “Company” or “PBF Energy”) with respect to its plans, objectives, expectations and intentions with respect to future earnings and operations, including those of our 50-50 equity method investment in St. Bernard Renewables LLC (“SBR”). These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations and other events that could negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law. See the Appendix for applicable reconciliations of the differences between the financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) and non-GAAP financial measures used in this presentation, including various estimates of EBITDA (earnings before interest, income taxes, depreciation and amortization), and their most directly comparable GAAP financial measures. 2

PBF Energy 2025 Initial Guidance Information

(Figures in millions except per barrel amounts)	FY 2025E	Notes
East Coast Throughput	310,000 – 330,000 bpd	All throughput figures reflect anticipated planned maintenance activities
Mid-Continent Throughput	140,000 – 150,000 bpd	
Gulf Coast Throughput	170,000 – 180,000 bpd	
West Coast Throughput	300,000 – 320,000 bpd	
Total Throughput	920,000 – 980,000 bpd	
	FY 2025E	**Notes**
Refining operating expenses	$2,400 – $2,600	Assumes 2025 average HHUB natural gas price of $3.15/MMBTU
SG&A expenses	$240 - $375	Range includes potential variable incentive and stock-based compensation
D&A	$660 - $680	
Interest expense, net	$80 - $100	
2025 Capital Expenditures Maintenance and Turnarounds Strategic Discretionary	 $760 - $780 $65 - $70 $40 - $45	Based on current plans, subject to change. Does not include ~$35-$40 million for maintenance, turnarounds and strategic spend at SBR.
Shares outstanding	117 (basic) 121 (fully-diluted)	Estimated weighted-average shares outstanding at year-end 2024. Does not include any 2025 activity.
Approximate Effective Tax Rate	26%	
Turnaround Schedule	**Period**	**Duration**
Martinez – FCC/Alky/FCC HDT	H1	55 – 65 days
Delaware City – Hydrocracker	H1	35 – 45 days
Chalmette – FCC HDT/Catalyst Change	H1	30 – 40 days
Torrance – Hydrocracker	H2	55 – 65 days

3

Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions and company configuration. Except where otherwise noted, guidance expense figures exclude amounts for Saint Bernard Renewables LLC. All figures and timelines are subject to change based on market and macroeconomic factors, as well as company strategic decision-making and overall company performance.

Appendix

PBF Energy Regional Benchmark Indicators ▪ Indicative calculation of regional refining benchmarks(1) in dollars per barrel: • East Coast • Dated Brent (NYH) 2-1-1 • Calculated as: (1*RBOB) + (1*ULSD) – (2*Dated Brent) • Mid-Continent • WTI (Chicago) 4-3-1 • Calculated as: (3*CBOB) + (0.5*ULSD) + (0.5*GC Jet) – (4*WTI) • Gulf Coast • LLS (Gulf Coast) 2-1-1 • Calculated as: (1*87 Conv) + (1*ULSD) – (2*LLS) • West Coast • Southern California • ANS (West Coast) 4-3-1 • Calculated as: (3*CARBOB) + (1* LA Diesel) – (4*ANS) • Northern California • ANS (West Coast) 3-2-1 • Calculated as: (2*CARBOB) + (1*CARB Diesel) – (3*ANS) 5 (1) Actual realized refinery gross margin on a per barrel basis can differ from indicative regional benchmarks for reasons described in our filings with the SEC.